Exhibit 10.6

PROTECTION ONE, INC.
2010 STOCK APPRECIATION RIGHTS PLAN

1.             PURPOSE

The Plan provides incentives to key employees of the Company and its Subsidiaries.  Its purposes are to attract, retain and motivate such employees.

2.             DEFINITIONS

(a)           “Base Price” means, with respect to each SAR, $7.50 for one share of Stock.

(b)           “Board” means the Board of Directors of the Company.

(c)           “Cause” has the meaning ascribed thereto in a Participant’s employment agreement with the Company.

(d)           “Change of Control” has the meaning ascribed thereto in the Company’s 2008 Long-Term Incentive Plan that occurs in connection with or following a Qualified Sale (as defined in a Participant’s employment agreement with the Company).

(e)           “Change of Control Price” has the meaning ascribed thereto in the Company’s 2008 Long-Term Incentive Plan.

(f)            “Code” means the Internal Revenue Code of 1986, as amended.

(g)           “Committee” means a committee of two or more directors designated by the Board to administer the Plan, or, to the extent that the Board administers the Plan, the Board.

(h)           “Company” means Protection One, Inc., a Delaware corporation.

(i)            “Exit Price” means (i) for each SAR that is automatically exercised upon a Change in Control, the lesser of (a) the Change of Control Price and (b) $9.50, and (ii) for each SAR that is exercised as described in Section 4(f), the lesser of (x) the Fair Market Value of  a share of Stock on the date of exercise of such SAR, and (y) $9.50.

(j)            “Expiration Date” means the tenth anniversary of the Grant Date.

(k)           “Fair Market Value” has the meaning ascribed thereto in the Company’s 2008 Long-Term Incentive Plan.

(k)           “Good Reason” has the meaning ascribed thereto in a Participant’s employment agreement with the Company.

(l)            “Grant Agreement” means an agreement in the form attached in Appendix I hereof, evidencing an award of SARs under the Plan.

(m)          “Grant Date” means the date of the approval by the Board of the adoption of this Plan by the Company.

(n)           “Participant” means each key employee of the Company or any Subsidiary who has been selected by the Committee to participate in the Plan and who has executed a Grant Agreement agreeing to be bound by the terms of the Plan.

(o)           “Permissible Distribution Event” means an event described in paragraph (i), (ii), (iii), or (v) of Section 409A(a)(2)(A) of the Code.

(p)           “Plan” means this Protection One, Inc. 2010 Stock Appreciation Rights Plan.

(q)           “Non-Qualifying Termination” has the meaning ascribed thereto in a Participant’s employment agreement with the Company.

(r)            “Qualifying Termination” has the meaning ascribed thereto in a Participant’s employment agreement with the Company.

(s)           “Redemption Price” with respect to a SAR means the amount, if any, by which the Exit Price of such SAR exceeds the Base Price of such SAR.

(t)            “Retirement” means a Participant’s termination of his employment on or after his attainment of age 65.

(u)           “SAR” means a stock appreciation right granted under the Plan.

(v)           “Stock” means the common stock, par value $0.01 per share, of the Company.

(w)          “Subsidiary” means a corporation that is a “subsidiary corporation” of the Company as that term is defined in Section 424 of the Code.

3.             GRANT AND ADJUSTMENT OF SARS

(a)           Effective as of the date of adoption of this Plan by the Company, the Committee shall grant an aggregate of 439,160 SARs to selected senior executive officers of the Company and its Subsidiaries allocated as follows:  195,182 to Richard Ginsburg, 130,284 to Darius Nevin, and 113,694 to Peter Pefanis.

(b)           The number of SARs awarded to any Participant, the Base Price, the Exercise Price, the Exit Price, the Redemption Price and the Change of Control Price of SARs so awarded, and the provisions of the Plan affecting the value of outstanding SARs (i) shall be equitably adjusted or modified as necessary to preserve the intended economic benefit of the original grant in the event that there is a stock split, reverse stock split, stock dividend, recapitalization, reclassification, additional issuance or other similar capital adjustment of the Stock effected without the receipt of consideration, and (ii) shall be adjusted or modified to the extent that the Committee determines to be appropriate and equitable in the event that there is (A) a merger, consolidation, spin-off, split-up, or other similar corporate transaction with respect to the Company that the Committee determines would otherwise result in inappropriate dilution or enlargement of the rights of Participants, or (B) any other event for which the Committee, in its sole discretion, determines that such adjustment or modification is appropriate and equitable to prevent inappropriate penalties or windfalls with respect to the terms of the Plan or its applicability to any Participant.

4.             VESTING, EXERCISABILITY AND PAYMENT.  SARs will become vested and exercisable, or automatically exercised, as provided herein and in the Grant Agreement.  Exercised SARs (including automatically exercised SARs) shall only be payable upon the payment dates provided in the Grant Agreement.  For the avoidance of doubt, SARs that are exercised shall cease to be deemed outstanding.

(a)           Subject to Sections 4(b), each Participant’s SARs shall vest and become exercisable as follows: (x) one-half of the SARs granted to a Participant shall vest and become exercisable on the second anniversary of the Grant Date and (y) the remaining one-half of the SARs granted to a Participant shall vest and become exercisable on the third anniversary of the Grant Date; provided, however, that all unvested SARs outstanding as of a Change in Control shall immediately vest upon a Change in Control, and all outstanding SARs shall be automatically exercised (without any action on the part of the Participant or any other person or entity) upon a Change in Control.

(b)           SARs shall expire on the Expiration Date, subject to earlier expiration as provided in the Grant Agreement and further subject to earlier termination due to termination of a Participant’s employment with the Company or its Subsidiaries  (collectively, the “Employer”) as provided in clauses (i)-(iv) below:

(i) Voluntary Termination of Employment. If prior to the Expiration Date, a Participant voluntarily terminates employment with the Employer other than for Good Reason: (a) all vesting with respect to the Participant’s SARs shall cease, (b) any unvested portion of the Participant’s SARs shall expire as of the date of such termination, and (c) any vested and unexercised portion of the Participant’s SARs shall expire on the earlier of the Expiration Date or three (3) months after the date of such Participant’s termination.

(ii) Termination Without Cause or For Good Reason.  If prior to the Expiration Date, a Participant’s employment is terminated pursuant to a Qualifying Termination: (a) all vesting with respect to the Participant’s SARs shall cease, except that any unvested portion of the Participant’s SARs shall vest upon a Change of Control (and for avoidance of doubt, be automatically exercised) if a Change of Control occurs prior to the earlier of (x) the second anniversary of the Grant Date or (y) 90 days after the date of such Participant’s termination (or the date of such Participant’s termination, if such date is after the second anniversary of the Grant Date), (b) any unvested portion of the Participant’s SARs shall expire upon the earlier of (x) the second anniversary of the Grant Date or (y) 90 days after the date of such Participant’s termination (or the date of such Participant’s termination, if such date is after the second anniversary of the Grant Date) and (c) any vested and unexercised portion of the Participant’s SARs shall expire on the earlier of the Expiration Date or six (6) months after  the date of such Participant’s termination.

(iii)  Termination of Employment — Death, Disability or Retirement. If prior to the Expiration Date, a Participant’s employment with the Employer terminates by reason of the Participant’s death, Disability or Retirement: (a) all vesting with respect to the Participant’s SARs shall cease, (b) any unvested portion of the Participant’s SARs shall immediately expire as of the date of such termination and (c) any vested and unexercised portion of the participant’s SARs shall expire on the earlier of the Expiration Date or six (6) months after the date of such Participant’s termination.  In the event of a Participant’s death, the Participant’s SARs, to the extent exercisable, shall be exercisable by the person or persons to whom the Participant’s rights under the participant’s Grant Agreement pass by will or the applicable laws of descent and distribution.

(iv) Termination for Cause. If prior to the Expiration Date, a Participant’s employment with the Employer is terminated by the Employer for Cause, the Participant’s outstanding SARs (including any vested portion of the Participant’s SARs) shall immediately expire as of the date of such termination and no payment shall be made on account of any such unexercised SARs.

(c)           The amount payable in respect of each outstanding SAR that is exercised shall be equal to the Redemption Price of such SAR, with interest credited at four percent (4%) per annum and compounded annually from the date of exercise until the date of payment as set forth in the Grant Agreement.

(d)           If SARs are automatically exercised by reason of a Change of Control that is not a Permissible Distribution Event and the Payment Date (as defined in the Grant Agreement) is not immediately upon the date of exercise, the aggregate Redemption Price payable in respect of all outstanding SARs shall be deposited in an irrevocable “rabbi trust,” pursuant to a trust agreement substantially in the form attached hereto as Exhibit A (the “Trust Agreement”) to the extent allowed under Code Section 409A, having an independent trustee who will be instructed to pay such amounts to Participants, with interest credited at four percent (4%) per annum and compounded annually, on the dates specified in the Grant Agreement, except as otherwise provided by the terms of the Trust Agreement.

(e)           For the avoidance of doubt, unexercised SARs shall be forfeited and shall no longer be deemed to be outstanding as the date that they expire.

(f)            A Participant may exercise outstanding SARs that have vested pursuant to this Plan by delivering a written notice which shall state the election to exercise the SARs, in whole or in part, to the office of the Corporate Secretary.  The SARs shall be deemed to be exercised upon receipt by the Company secretary of such written notice.

5.             AMENDMENT AND TERMINATION

(a)  The Board may amend, suspend or terminate the Plan at any time; provided, however, that no amendment, suspension or termination of the Plan may materially and adversely affect the rights of a Participant with respect to outstanding SARs without the written consent of such Participant.

6.             UNFUNDED PLAN

The Plan shall be unfunded and no Participant shall have any right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan.  No officer, director or member of the Board or the Committee shall have any personal liability for failure to make payments of benefits under the Plan.  To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.  The Plan is intended to be a “bonus plan” that is not subject to the Employee Retirement Income Security Act of 1974, as amended.

7.             ASSIGNMENT AND ALIENATION OF BENEFITS

To the maximum extent permitted by law, a Participant’s rights and benefits under this Plan shall not be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void; provided, however that in the event of a Participant’s death, any such rights and benefits shall pass to such Participant’s beneficiaries or estate in accordance with the laws of descent and distribution.  Except as prohibited by law, payments or benefits payable to or with respect to a Participant pursuant to this Plan may be reduced by amounts the Participant may owe to the Company.

8.             SUCCESSORS

The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business or assets of the Company to expressly assume the Plan and agree to perform obligations hereunder in the same manner and to the same extent that the Company would be required to perform if no such succession had occurred.

9.             ADMINISTRATION

The Plan shall be administered by the Committee, which shall have sole authority, in a good faith exercise of discretion, (i) to construe and interpret the Plans; (ii) to establish, amend and revoke rules and regulations for the Plan administration; and (iii) to exercise such powers and to perform such acts as the Committee deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.  All actions taken and all determinations made by the Committee in accordance with the power and authority conferred upon the Committee under this Plan shall be final, binding and conclusive on all parties, including the Company and all Participants.  In the event of any litigation between the Company and any Participant (or successor to a Participant’s interest), judicial review shall occur on a de novo basis, without deference to any Committee determinations.

10.          MISCELLANEOUS

(a)           The establishment of this Plan shall not be construed as granting any Participant the right to remain in the employ of the Company, nor shall this Plan be construed as limiting the right of the Company to discharge a Participant from employment at any time for any reason whatsoever, with or without Cause.

(b)           The payment of any amounts due in respect of SARs shall be subject to withholding by the Company for all federal, state and local taxes required by law to be withheld.  If a Participant’s share of any taxes referred to above are due prior to the time of payment of any amounts due hereunder, the Participant will be required to pay (by payroll deduction or by check to the Company) the Participant’s share of any such taxes when due and payable.  Notwithstanding the previous sentence and to the extent allowed under Section 409A, the Company may deduct from any amounts due hereunder the amounts required to pay any such taxes.

(c)           The Section headings in this Plan are for convenience only, form no part of the Plan and shall not affect its interpretation.

(d)           This Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to the principles of conflicts of laws.

(e)           No member of the Committee or the Board, and no officer or other employee of the Company or a Subsidiary who has been delegated authority under the Plan, shall be personally liable by reason of any action taken in good faith in connection with the administration of the Plan, or in connection with any contract or other instrument executed by such individual, or on his or her behalf, in his or her capacity as a member of the Committee, a member of the Board, an officer or an employee, nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee, each member of the Board and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s certificate of incorporation or by-laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(f)            Any economic or other benefit to you under this Plan shall not be taken into account in determining any benefits to which you may be entitled under any retirement or other benefit or compensation plan maintained by the Company or any Subsidiary.  Provided, however, for the avoidance of doubt, that this section shall not be construed to affect or modify the application of Section 6 of any Participant’s employment agreement with the Company and Protection One Alarm Monitoring, Inc, dated as of February 22, 2010.

Exhibit A

PROTECTION ONE, INC.

GRANTOR TRUST AGREEMENT

PREAMBLE.  This Grantor Trust Agreement (the “Trust Agreement”) made this        day of                   , 20  , by and between Protection One, Inc. and any successor to its interest (the “Company”) as creator and grantor, and  as trustee (the “Trustee”).

WHEREAS, the Company has adopted the Protection One, Inc. 2010 Stock Appreciation Rights Plan attached as Exhibit A (the “Plan”) under which the Company has current or potential liability to individuals (the “Beneficiaries”) who are either covered by the Plan, are a party to the Plan, or are the designated beneficiary for any benefits payable under the Plan in the event of the death of an individual who is covered by or party to the Plan;

WHEREAS, it is the intention of the Company to establish this trust (the “Trust”) and to contribute assets to the Trust that shall be held therein, subject to the claims of the Company’s general creditors in the event of the Company’s Insolvency, as defined in Section 3(a) hereof, until paid to Beneficiaries of this Trust in such manner and at such times as specified in the Plan;

WHEREAS, it is the intention of the parties hereto that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as being unfunded for the purpose of providing deferred compensation for a select group of highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974; and

WHEREAS, it is the intention of the Company to make contributions to the Trust to enable the Trust to fully fund its liabilities under the Plan.

NOW, THEREFORE, the parties do hereby establish this Trust and agree that the Trust shall be established and administered as set forth herein:

Section 1.  Establishment of Trust

(a)           The Company will shortly hereafter deposit $           with the Trustee in trust, which shall constitute the initial principal of the Trust to be held, administered and disbursed by the Trustee as provided for in this Trust Agreement.

(b)           The Company, in its sole discretion, may at any time, or from time to time, make additional contributions of cash or other assets to the Trustee to augment the principal of the Trust to be held, administered and disbursed by the Trustee as provided for in this Trust Agreement.  Neither the Trustee nor any Beneficiary shall have any right to compel such additional contributions.

(c)           Upon a “Change of Control” (as defined herein) that is described in Section 4(a) of the Plan, the Company shall, as soon as possible but in no event later than ten business days after the Change of Control, make an irrevocable contribution to this Trust, to the extent allowed under Code Section 409A, in an amount that is projected to provide the Trust with sufficient funds to pay (i) each Beneficiary the benefits to which he or she is entitled pursuant to the Plan as in effect on the date of the Change of Control, and (ii) all fees associated with maintaining the Trust for the maximum period over which Beneficiaries are reasonably expected to be receiving payments from the Trust.  “Change of Control” shall have the meaning set forth in the Plan.  Any amendment to the Plan’s definition shall be deemed to apply with equal force, effect, and timing to the definition of Change of Control for purposes of this Trust, except that a modification that does or may adversely affect a Beneficiary shall be ineffectual as to the Beneficiary unless he or she consents in writing to be bound by the modification.

(d)           Within 75 days following each December 31st after a Change of Control described in Section 4(a) of the Plan occurs, the Company shall, if the Trustee deems necessary, be required to irrevocably deposit additional cash or other property to the Trust in an amount sufficient to pay each Participant or Beneficiary the benefits to which he or she is or may become entitled pursuant to the Plan.  The Trustee shall have the right to monitor, enforce and/or collect any amounts due and owing from the Company or to give notice of any default in the payment of benefits to Participants.

(e)           The Trust hereby established shall be irrevocable.

(f)            The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended (the “Code”), and shall be construed accordingly.

(g)           The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of the Company, and shall be used exclusively for the uses and purposes of Beneficiaries and general creditors as herein set forth.  Beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any Trust assets.  Any rights created under the Plan and this Trust Agreement shall be unsecured contractual rights of the Beneficiaries, as provided for in this Agreement.  Any assets held by the Trust will be subject to the claims of the Company’s general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

Section 2.  Payments to Beneficiaries

(a)           Upon a Permissible Distribution Event (as defined herein) that relates to any Beneficiary (or, if earlier, the tenth anniversary of the Grant Date (as defined herein)), the Company shall deliver to the Trustee a schedule (the “Payment Schedule”) which reflects the benefits payable with respect to each affected Beneficiary pursuant to Sections 4(c) and 4(d) of the Plan and the Grant Agreement, a formula or other instructions acceptable to the Trustee for determining the benefits so payable, the form in which such benefits are to be paid (as provided for or available under the Plan), and the date of commencement for payment of such benefits.  Except as otherwise provided herein, the Trustee shall make payments to Beneficiaries in accordance with such Payment Schedule.  The Trustee shall make provisions for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld, and paid by the Company.  “Permissible Distribution Event” and “Grant Date” shall have the meanings set forth in the Plan.

(b)           The entitlement of a Beneficiary to benefits under the Plan shall be determined by the Company or such party as may be designated under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set forth in the Plan.

(c)           The Company may make payment of benefits directly to Beneficiaries as such benefits become due under the terms of the Plan.  The Company shall notify the Trustee of its decision to make such payment of benefits prior to the time benefits are payable to Beneficiaries.  In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, the Company shall make the balance of each such payment as due.  The Trustee shall notify the Company when existing principal and earnings are insufficient under the Payment Schedule.

(d)           The Trustee shall make such distributions in a manner reasonably intended to provide each Beneficiary with all of his or her benefits payable under the Plan.

Section 3.  Trustee Responsibility Regarding Payments to Trust Beneficiary When the Company Is Insolvent

(a)           The Trustee shall cease payment of benefits to Beneficiaries if the Company is Insolvent.  The Company shall be considered “Insolvent” for purposes of this Trust Agreement if (i) the Company is unable to pay its debts when the same become due, or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

(b)           At all times during the existence of this Trust, as provided in Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below.

(c)           The Board of Directors and the Chief Executive Officer of the Company shall have the duty to inform the Trustee in writing of the Company’s Insolvency.  If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to Beneficiaries.

(1)           Unless the Trustee has actual knowledge of the Company’s Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent.  The Trustee may in all events rely on such evidence concerning the Company’s solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company’s solvency.

(2)           If at any time the Trustee has determined that the Company is Insolvent and the making of any payment pursuant to the Plan would jeopardize the Company’s ability to continue as a going concern, the Trustee shall discontinue payments to Beneficiaries, shall liquidate the Trust’s investment, if any, in common stock (“Common Stock”) of the Company, and shall hold the assets of the Trust for the benefit of the Company’s general creditors.  Nothing in this Trust Agreement shall in any way diminish any rights of Beneficiaries as general creditors of the Company with respect to benefits due under the Plan or otherwise.

(3)           The Trustee shall resume the payment of benefits to Beneficiaries in accordance with Section 2 of this Trust Agreement only after the Trustee has determined that the payment of such benefits no longer jeopardizes the Company’s ability to continue as a going concern.

(d)           If the Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(a) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Beneficiaries under the terms of the Plan for the period of such discontinuance, provided that there are sufficient assets to make such payments.  The aggregate amount of any payments to Beneficiaries by the Company, in lieu of the payments provided for hereunder during any such period of discontinuance, shall be deducted from any payments made by the Trustee hereunder.

Section 4.  Payments to the Company

After the Trust has become irrevocable, the Company shall have no right or power to direct the Trustee to return to the Company or to divert to others any of the Trust assets before all payment of benefits have been made to Beneficiaries pursuant to the terms of the Plan, except as provided for in Section 3 hereof.

Section 5.  Investment Authority

(a)           The Trustee shall have the sole discretion as to the investment of Trust assets, provided that the Trustee shall invest Trust assets in a manner reasonably anticipated to provide the Trust with assets sufficient to fund the Company’s obligations under the Plan.

(b)           All rights associated with assets of the Trust shall be exercised by the Trustee or the person designated by the Trustee, and shall in no event be exercisable by or through Beneficiaries.  The Company shall have the right, in its sole discretion, to substitute assets of equal fair market value for any assets held by the Trust.  This right is exercisable by the Company in a non-fiduciary capacity without consent of any person in a fiduciary capacity.

Section 6.  Disposition of Income

During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be reinvested.

Section 7.  Accounting by Trustee

The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements of all transactions, including such specific records as shall be agreed upon in writing between the Company and the Trustee.  Within 75 days following each December 31 after the execution of this Agreement, and within 20 days after the removal or resignation of the Trustee, the Trustee shall deliver (i) to each Beneficiary a statement, substantially in the form attached as Exhibit A, delineating his or her beneficial interest in the Trust, and (ii) to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, reflecting all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable recorded separately), and reflecting all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as applicable.

Section 8.  Responsibility of Trustee

(a)           The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like objectives, provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Company which is contemplated by, and in conformity with, the terms of the Plan or this Trust Agreement and is given in writing by the Company.  In the event of a dispute between the Company and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.

(b)           If the Trustee undertakes or defends any litigation arising in connection with this Trust, the Company agrees to indemnify the Trustee against Trustee’s costs, expense and liabilities (including, without limitation, attorneys’ fees and expenses) relating thereto and to be primarily liable for such payments, except in those cases where the Trustee shall have been found by a court of competent jurisdiction to have acted with negligence or willful misconduct.  If the Company does not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust.

(c)           The Trustee may consult with legal counsel with respect to any of its duties or obligations hereunder.

(d)           The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

(e)           The Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

(f)            Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or to applicable law, the Trustee shall not have any power that may accord the Trust the authority to engage in a business and to receive the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Code.

Section 9.  Compensation and Expenses of Trustee

The Company shall pay all administrative expenses and the Trustee’s fees and expenses relating to the Plan and this Trust.  If not so paid, the fees and expenses shall be paid from the Trust.

Section 10.  Resignation and Removal of Trustee

The Trustee may resign at any time by written notice to the Company, which resignation shall be effective 30 days after the Company receives such notice (unless the Company and the Trustee agree otherwise).  The Trustee may be removed by the Company on 30 days notice, or upon shorter notice accepted by the Trustee; provided that if such removal occurs on or after a Change of Control, or within 90 days beforehand, the removal will be ineffective unless it is done with the written consent of Beneficiaries who are entitled to at least 75% of the Trust’s assets.

If the Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date or resignation or removal under this section.  If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions.  All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.  Upon resignation or removal of the Trustee and appointment of a Successor Trustee, all assets shall subsequently be transferred to the Successor Trustee.  The transfer shall be completed within 60 days after receipt of a notice of resignation, removal or transfer, unless the Company extends the time for such transfer.

Section 11.  Appointment of Successor

If the Trustee resigns or is removed in accordance with Section 10 hereof, the Company may appoint any other party as a successor to replace the Trustee upon such resignation or removal.  The appointment shall be effective when accepted in writing by the new trustee, who shall have all of the rights and powers of the former trustee, including ownership rights in the Trust assets.  The former trustee shall execute any instrument necessary or reasonably requested by the Company or the Successor Trustee to evidence the transfer.  Notwithstanding the foregoing, if the Trustee resigns or is removed in connection with or following a Change of Control, the Trustee that has resigned or is being removed shall appoint as its successor a third party financial institution that has trust powers, is independent of and unrelated to the Company, its affiliates, or their successors, and is agreed to in writing by Beneficiaries who are entitled to at least 75% of the Trust’s assets.

A Successor Trustee need not examine the records and acts of any prior trustee and may retain or dispose of existing Trust assets, subject to Sections 7 and 8 hereof.  The Successor Trustee shall not be responsible for, and the Company shall indemnify and defend the Successor Trustee from, any claim or liability resulting from any action or inaction of any prior trustee or from any other past event, or any condition existing at the time it becomes Successor Trustee.

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Section 12.  Amendment or Termination

(a)           This Trust Agreement may be amended by a written instrument executed by the Trustee and the Company, provided that no such amendment shall conflict with the terms of the Plan.

(b)           Notwithstanding subsection (a) hereof, the provisions of this Trust Agreement and the Trust created thereby may not be amended, within six months before or at any time on or after a Change of Control occurs, without the written consent of Beneficiaries who are entitled to at least 75% of the Trust’s assets.

(c)           The Trust shall not terminate until the date on which no Beneficiary is entitled to benefits pursuant to the terms hereof or of the Plan.  Upon termination of the Trust, the Trustee shall return any assets remaining in the Trust to the Company.

(d)           The Company may terminate this Trust prior to the payment of all benefits under the Plan only upon written approval of all Beneficiaries entitled to payment of such benefits.

Section 13.  Miscellaneous

(a)           Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

(b)           Benefits payable to Beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process, except pursuant to the terms of the Plan and this Trust Agreement.

(c)           This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to the principles of conflicts of laws.

(d)           The Trustee agrees to be bound by the terms of the Plan, as in effect from time to time.

Section 14.  Effective Date

The effective date of this Trust Agreement shall be the date referenced in the Preamble.

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IN WITNESS WHEREOF, the Company, by its duly authorized officer, has caused this Trust Agreement to be executed, and its corporate seal affixed, and the Trustee has executed this Trust Agreement, on the date referenced in the Preamble.

Witnessed by:	PROTECTION ONE, INC.

By
Its

Witnessed by:	TRUSTEE

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Appendix I

Grant Agreement

I acknowledge receipt of a copy of the Protection One, Inc. 2010 Stock Appreciation Rights Plan (the “Plan”) to which this Grant Agreement is attached.  As a condition of being selected as a Participant in the Plan, I agree to be bound by the terms of the Plan and to accept the decisions of the Committee taken in accordance with such terms.  I further agree that the benefits, if any, that are paid or payable under the Plan shall in no event be taken into account for purposes of determining the amount of any severance or similar benefit to which I may be entitled under my employment agreement, or any other plan, agreement or practice of the Company, regardless of the date of implementation.  The SARs are subject to all of the terms and conditions set forth herein as well as all of the terms and conditions of the Plan, all of which are incorporated herein in their entirety.   Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan.   In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Agreement, the Plan shall govern and control.

Date of Grant: February 22, 2010

Number of SARs Awarded:

Exercise of SARs:    The Participant may exercise (subject to Section 4(b) and other provisions of the Plan) outstanding vested SARs in whole or in part at any time and from time to time prior to their expiration; provided that outstanding SARs that are vested at the time of, or in connection with, a Payment Date (as defined below) shall immediately expire after such Payment Date.  Exercised SARs shall only be paid upon a Payment Date, as set forth below.

Delivery of Payment:   Any payment that a Participant shall be owed as a result of the exercise of SARs will be paid to the Participant upon (and only upon) the earlier of:

(1) 6 months after a Permissible Distribution Event that is described in paragraphs (i), (ii) or (iii) of Section 409A(2)(A) of the Code; or

(2) immediately upon a Permissible Distribution Event that is described in paragraph (v) of Section 409A(2)(A) of the Code; or

(3) the tenth anniversary of the Grant Date.

(the earlier of such dates, a “Payment Date”);

provided, for the avoidance of doubt, that there may be more than one Payment Date in the event a Permissible Distribution Event occurs prior to the date that all of a Participant’s outstanding SARs have vested; and provided, further, that the amount of cash so payable shall be credited with interest at four percent (4%) per annum, compounded annually, from the date that the exercise of applicable SARs is effective until the applicable Payment Date.

Agreed and Accepted by:
PARTICIPANT
Print Name:

Signature:	Date:

PROTECTION ONE, INC.

By:	Date:

Print Name:

Title: